SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 15, 2013

FRONTIER OILFIELD SERVICES, INC.

(Formerly TBX Resources, Inc.)

(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer Identification No.)

3030 LBJ Freeway, Suite 1320

Dallas, Texas 75234

(972) 243-2610

(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement	3

9.01 Financial Statements and Exhibits	3

Exhibit 10.1

Exhibit 99.1

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Registrant has entered into a material acquisition agreement;

Acquisition of L&R Tank Trucks, Inc.

On January 15, 2013 Registrant by and through wholly owned subsidiaries, Frontier L&R Tank Trucks, LLC and Frontier L&R Disposal Wells, LLC., executed an Asset Purchase Agreement whereby, upon closing, it will acquire substantially all of the assets and business of L&R Tank Trucks, Inc., and Stark & Stark Equipment, Inc. (“L&R”) for the sum of $10,300,000 subject to certain negative and positive adjustments based upon the amount, at the time of closing, of L&R’s indebtedness, seller’s expenses and EBITDA adjustments.

L&R is a salt water disposal company founded in 1989 with its primary base of operations located in Bowie, Texas with its trade and service area being in the Barnett Shale oil field located in north central Texas.

L&R had unaudited 2012 revenues of approximately $9.5 million with an EBITDA of approximately $3.7 million. L&R’s assets are currently valued on its unaudited financials at $10.5 million and consist of accounts receivable, rolling stock (trucks and trailers), four permitted disposal wells with an approved permit for a fifth disposal well and the headquarters real property.

The Registrant’s payment of the purchase price and closing is currently not scheduled as closing is conditioned upon certain obligations of the parties however Registrant anticipates that the closing will be within the current fiscal quarter.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement dated January 15, 2013*.

99.1	Press Release; Acquisition of L&R Tank Trucks, Inc., and Stark & Stark Equipment, Inc.*.

*	Previously filed on Form 8-K dated January 18, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OILFIELD SERVICES, INC. (Registrant)

January 22, 2013 (Date)	/s/ Tim Burroughs
Tim Burroughs
Chief Executive Officer

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